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As filed with the Securities and Exchange Commission on September 27, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LONE STAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2085454 (I.R.S. Employer Identification No.)
15660 North Dallas Parkway Suite 500 Dallas, Texas (Address of Principal Executive Offices)
75248 (Zip Code)
Lone Star Technologies, Inc. 2004 Long-Term Incentive Plan (Full title of the plan)

Robert F. Spears, Esq. Vice President, General Counsel and Secretary Lone Star Technologies, Inc. 15660 North Dallas Parkway, Suite 500 Dallas, Texas 75248 (Name and address of agent for service)
(972) 770-6401 (Telephone number, including area code, of agent for service)
With Copy to:
David E. Morrison, Esq. Fulbright & Jaworski L.L.P. 2200 Ross Avenue Suite 2800 Dallas, Texas 75201 (214) 855-8000

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $1.00 per share	2,500,000 shares	$34.55	$86,375,000	$10,943.71

(1)
Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to those shares are also being registered under the Registration Statement.

(2)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices ($34.55) of the Common Stock reported on the New York Stock Exchange on September 21, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

  (1)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

  (2)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

  (3)
  The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

  (4)
  The Registrant's Current Report on Form 8-K filed on June 2, 2004;

  (5)
  The Registrant's Current Report on Form 8-K filed on August 19, 2004;

  (6)
  The Registrant's Current Report on Form 8-K filed on September 24, 2004;

  (7)
  The Registrant's Current Report on Form 8-K filed on September 24, 2004;

  (8)
  All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2003; and

  (9)
  The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A of the Registrant filed with the Securities and Exchange Commission on April 9, 1997, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        In accordance with Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), Registrant's Certificate of Incorporation includes a provision that, to the fullest extent permitted by law, limits the personal liability of members of its Board of Directors to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to a total of $25,000. Such provision does not eliminate or limit the liability of a director for (1) any breach of a director's duty of loyalty to Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, (3) paying an unlawful dividend or approving an illegal stock repurchase (as provided in Section 174 of the DGCL) or (4) any transaction from which the director derived an improper personal benefit.

        Under Section 145 of the DGCL, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, the Registrant may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person at issue acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        In the case of an action by or in the right of the Registrant, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a present or former director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter in such action, suit or proceeding, that person shall be indemnified against the related expenses (including attorney's fees) actually and reasonably incurred.

        The Registrant also has the power to purchase and maintain insurance on behalf of any person covering any liability incurred in that person's capacity as a director, officer, employee or agent of the Registrant, or in such capacity for another enterprise at the Registrant's request, or arising out of that person's status as such, whether or not the Registrant would have the power to indemnify against the liability.

        The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant will indemnify its officers and directors and former officers and directors against any expenses, liability or loss reasonably incurred or suffered by such persons as a result of having acted as an officer or director of the Registrant, or, at the request of the Registrant, as an officer, director, agent or employee of another business entity.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

Item 8. EXHIBITS.

4.1	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3(a) to Form S-4 Registration Statement of Registrant as filed on April 4, 1986, File No. 33-4581).
4.2
Certificate of Amendment to Certificate of Incorporation of Registrant dated September 30, 1986 (incorporated by reference to Exhibit 3.2 to Form S-3 Registration Statement of Registrant as filed on February 4, 2000, File No. 333-96207).
4.3	Certificate of Amendment to Certificate of Incorporation of Registrant dated May 20, 1998 (incorporated by reference to Exhibit 3.3 to Form 10-Q of Registrant for the quarter ended June 30, 1998).
4.4	Amended and Restated By-Laws of Registrant as adopted September 21, 2004 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Registrant as filed on September 24, 2004).
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in the opinion of Fulbright & Jaworski L.L.P. filed herewith as Exhibit 5.1).
23.2	Consent of Deloitte & Touche L.L.P., independent auditors.
24.1	Power of Attorney (included on the signature pages hereof).
99.1	Lone Star Technologies, Inc. 2004 Long-Term Incentive Plan.

INABILITY TO OBTAIN ACCOUNTING FIRM'S CONSENT

        Arthur Andersen audited Registrant's consolidated financial statements for the year ended December 31, 2001. Arthur Andersen is no longer licensed to practice accounting and, accordingly, is not in a position to provide a written consent to Registrant's naming Arthur Andersen as an expert and as having audited such consolidated financial statements. This lack of consent may limit your ability to recover damages from Arthur Andersen under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen or any omissions to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        Registrant changed certifying accountants from Arthur Andersen to Deloitte & Touche L.L.P. effective June 6, 2002. On June 6, 2002, Arthur Andersen was dismissed as Registrant's principal accountant. Arthur Andersen's report on the financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by Registrant's board of directors. During the year ended December 31, 2001 and subsequent interim periods prior to such change in accountants, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the year ended December 31, 2001 and subsequent interim periods prior to such change in accountants, there have occurred none of the "reportable events" listed in Item 304(a)(1)(v)(A)-(D) of Regulation S-K. Registrant has requested and received from Arthur Andersen the letter required by Item 304(a)(3) of Regulation S-K (and filed the same as Exhibit 16 to Registrant's report on Form 8-K filed on June 10, 2002), and Registrant states that Arthur Andersen agrees with the statements made by Registrant in this Registration Statement in response to Item 304(a)(1) of Regulation S-K.

Item 9. UNDERTAKINGS.

  (a)
  The Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 21st day of September, 2004.

LONE STAR TECHNOLOGIES, INC. (Registrant)
By:	/s/ RHYS J. BEST Rhys J. Best Chairman of Board, President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lone Star Technologies, Inc. hereby constitutes and appoints Rhys J. Best, Robert F. Spears and Charles J. Keszler, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RHYS J. BEST Rhys J. Best	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	September 21, 2004
/s/ CHARLES J. KESZLER Charles J. Keszler	Vice President and Chief Financial Officer (principal financial and accounting officer)	September 21, 2004
/s/ FREDERICK B. HEGI, JR. Frederick B. Hegi, Jr.	Director	September 21, 2004
/s/ ROBERT L. KEISER Robert L. Keiser	Director	September 21, 2004

/s/ ROBERT KELLEY Robert Kelley	Director	September 21, 2004
/s/ M. JOSEPH MCHUGH M. Joseph McHugh	Director	September 21, 2004
/s/ THOMAS M. MERCER, JR. Thomas M. Mercer, Jr.	Director	September 21, 2004
/s/ ALFRED M. MICALLEF Alfred M. Micallef	Director	September 21, 2004
Jerry E. Ryan	Director	September 21, 2004

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT
4.1	Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3(a) to Form S-4 Registration Statement of Registrant as filed on April 4, 1986, File No. 33-4581).
4.2
Certificate of Amendment to Certificate of Incorporation of Registrant dated September 30, 1986 (incorporated by reference to Exhibit 3.2 to Form S-3 Registration Statement of Registrant as filed on February 4, 2000, File No. 333-96207).
4.3	Certificate of Amendment to Certificate of Incorporation of Registrant dated May 20, 1998 (incorporated by reference to Exhibit 3.3 to Form 10-Q of Registrant for the quarter ended June 30, 1998).
4.4	Amended and Restated By-Laws of Registrant as adopted September 21, 2004 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Registrant as filed on September 24, 2004).
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in the opinion of Fulbright & Jaworski L.L.P. filed herewith as Exhibit 5.1).
23.2	Consent of Deloitte & Touche L.L.P., independent auditors.
24.1	Power of Attorney (included on the signature pages hereof).
99.1	Lone Star Technologies, Inc. 2004 Long-Term Incentive Plan.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. PLAN INFORMATION.
  Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
  Item 4. DESCRIPTION OF SECURITIES.
  Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  Item 7. EXEMPTION FROM REGISTRATION CLAIMED.
  Item 8. EXHIBITS.
INABILITY TO OBTAIN ACCOUNTING FIRM'S CONSENT
  Item 9. UNDERTAKINGS.
SIGNATURES
INDEX TO EXHIBITS